UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2020

KBR, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-33146	20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Jefferson Street, Suite 3400 Houston, Texas		77002 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 753-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which listed
Common Stock, $0.001 par value	KBR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On August 17, 2020, KBR Wyle Services, LLC (“KBRwyle”), a Delaware limited liability company and a wholly owned subsidiary of KBR, Inc. (the “Company”), agreed to acquire Centauri Platform Holdings, LLC, a Delaware limited liability company (“Centauri”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among KBRwyle, Astrid Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of KBRwyle (“Merger Sub”), Centauri and Centauri ACP Holdings, LLC, in its capacity as representative for the Equityholders (as defined in the Merger Agreement). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Centauri, with Centauri continuing as the surviving company and a wholly-owned subsidiary of KBRwyle (the “Merger”). Centauri provides high-end engineering and development solutions for critical, well-funded, national security missions associated with space, intelligence, cyber, and emerging technologies such as directed energy and missile defense. The aggregate consideration to be paid in the Merger by KBRwyle to the sole member of Centauri (the “Member”) and equityholders of Centauri Holdings Parent, LLC, a Delaware limited liability company and direct subsidiary of Centauri (“CHP”), and holders of vested options of CHP, is $827 million, subject to certain working capital, net debt and other adjustments set forth in the Merger Agreement (the “Merger Consideration”).

The Member, holders of common units of CHP outstanding immediately prior to the effective time of the Merger and holders of vested options to purchase CHP common units outstanding immediately prior to the effective time of the Merger will be entitled to receive an amount in cash equal to their pro rata portion of the Merger Consideration, provided that payments with respect to outstanding vested options shall be net of the exercise price of such options and no payments shall be made with respect to options with an exercise price per share greater than the per-share Merger Consideration.

The Merger Agreement has been approved and adopted by the board of directors of the Company, the boards of managers of KBRwyle and of Centauri and by the Member. The closing of the Merger is conditioned upon, among other things, (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) other usual and customary closing conditions. The Merger Agreement contains termination rights for both KBRwyle and Centauri, including that either party may terminate the Merger Agreement if the closing of the Merger has not occurred on or prior to December 15, 2020. It is anticipated that the Merger Consideration will be funded from available cash on-hand and from other financing sources, which may include borrowings under our existing senior credit facility or new debt financing.  The closing of the Merger is not subject to a financing condition.

The Merger Agreement contains customary representations and warranties for all parties and customary conditions to the parties’ obligations to close the transaction, as well as agreements to cooperate in the process of consummating the transaction. The Merger Agreement also contains provisions limiting the activities of Centauri which are outside of the usual course of business, including restrictions on employee compensation, certain acquisitions and dispositions of assets and liabilities, and solicitations relating to alternative acquisition proposals, pending completion of the Merger.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is hereby incorporated herein by reference into this Item 1.01.

The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by the Company’s investors, but rather as a way of allocating the risk between the parties to the Merger Agreement in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by the Company’s investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and investors should not rely on them as statements of fact. In addition, such representations and warranties were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding the Company, KBRwyle or Centauri, their respective affiliates or their respective businesses.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

ITEM 7.01 Regulation FD Disclosure.

On August 19, 2020, the Company issued a press release announcing the execution of the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

The information in this Item 7.01, including the press release incorporated herein by reference, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated as of August 17, 2020, by and among KBR Wyle Services, LLC, Astrid Merger Sub, LLC, Centauri Platform Holdings, LLC and Centauri ACP Holdings, LLC, in its capacity as representative for the Equityholders.

99.1	KBR, Inc. press release dated August 19, 2020, titled, “KBR to Acquire Centauri, Significantly Expanding its Military Space, Defense Modernization and Cyber Solutions Portfolio.”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
KBR, INC.

Date: August 19, 2020	/s/ Adam M. Kramer
Adam M. Kramer
Vice President, Public Law and Corporate Secretary